Exhibit 99.1
NanoString Technologies Releases Operating Results for Third Quarter of 2023
Completed Exchange Transaction with Convertible Note Holders Representing 94% of Outstanding Principal
– Record Q3 Revenue of $48.1 Million, 63% Year on Year Growth and Above Upper End of Q3 Guidance Range –
SEATTLE - November 6, 2023 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported financial results for the third quarter ended September 30, 2023. The Company also announced it had reached agreement with holders to exchange approximately $216 million, or 94%, principal amount of its Convertible Notes for new Senior Secured Notes due September 1, 2026 and common stock warrants.
“The last few months have been extraordinarily productive for our team. During the third quarter, we delivered record revenue while reducing our cash burn by nearly 50% sequentially,” said Brad Gray, President and CEO of NanoString. “In the early weeks of Q4, we took critical steps to transform our financial profile through a reorganization that helps support our march to breakeven, and sets us up to achieve our goal of a first full year of profitability in 2025.”
“We were pleased to complete the exchange transaction with the largest holders of our Convertible Notes, with these major investors showing their conviction in our business opportunity,” said Thomas Bailey, Chief Financial Officer of NanoString. “The longer-dated notes provide the window needed for us to achieve profitability prior to maturity, which we believe will support improved terms and availability of any new financing that may be required. In addition to the maturity date extension, updated terms allow for payment-in-kind interest for the first year as we work to optimize our cash burn and profitability profile.”
Third Quarter Financial Highlights
•Total revenue of $48.1 million
•Spatial biology revenue of $28.9 million
•nCounter revenue, inclusive of all service and other revenue, of $19.2 million
•Cash, cash equivalents and short-term investments balance of $97.1 million as of September 30, 2023
Spatial Biology
•Accelerated CosMx SMI shipments during Q3, resulting in Q3 spatial biology instrument revenue growth of 350% year-over-year
•Successfully defended sizeable CosMx instrument order book, fulfilling or retaining approximately 95% of cumulative orders as of September 30, 2023
•Recorded spatial biology consumables revenue growth of 70% year-over-year, and approximately $70,000 of annualized pull-through driven by a steady GeoMx consumables pull-through over a larger installed base supplemented by growing shipments of CosMx consumables
•Announced the launch of the GeoMx IO Proteome Atlas (IPA) assay, which enables spatial profiling of more than 500 immuno-oncology relevant protein targets from Formalin-Fixed, Paraffin-Embedded (FFPE) tissue sections with commercial availability expected in Q4 2023
•Grew total spatial biology system installed base to approximately 510 systems, an increase of approximately 55% year-over-year
•Total peer-reviewed publications featuring our spatial biology platforms were approximately 340 as of September 30, 2023, representing an increase of approximately 180 publications in the last 12 months
nCounter
•Recorded nCounter revenue, inclusive of all service and other revenue, of $19.2 million and approximately $37,000 of annualized pull-through
•Total installed base of our nCounter platforms of approximately 1,140, an increase of approximately 3% year-over-year
•Total peer-reviewed publications featuring nCounter were approximately 7,315 as of September 30, 2023, representing an increase of approximately 1,215 publications in the last 12 months
Financial
•Completed exchange with holders of approximately $216 million principal amount of the Company's Convertible Senior Notes due March 1, 2025 for new Senior Secured Notes, with key updated terms as follows:
◦Maturity extended to September 1, 2026
◦Interest rate of 6.95% per year, with interest payable quarterly
◦Interest payable in-kind in the form of additional notes in the first year, at the Company’s election
◦Issuance of warrants to purchase 16 million shares of common stock, with an exercise price of $1.69, replacing approximately 4.5 million shares of common stock potentially issuable under the old Convertible Senior Notes
◦Secured by substantially all of the assets of the Company
2023 Outlook
Management updated its financial outlook for 2023 with results now expected as follows:
•Total revenue of $175 to $180 million, as compared to the previous range of $175 to $185 million
◦Spatial biology revenue of $96 to $100 million, as compared to the previous range of $100 to $105 million
◦nCounter revenue, inclusive of all service and other revenue, of $79 to $80 million, as compared to the previous range of $75 to $80 million
•Adjusted EBITDA loss of approximately $80 to $85 million, as compared to the previous range of $65 to $75 million
Financial Results
We have elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. These adjusted financial measures are calculated excluding certain items that may make it more challenging to compare our GAAP operating results across periods. Such items may include stock-based compensation, depreciation and amortization, or one-time charges such as transaction related fees and expenses or restructuring charges and severance costs. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the tables at the end of this press release.

(dollars in thousands)	Three Months Ended September 30,
	GAAP		Non-GAAP
	2023	2022	2023	2022
Revenue	$48,089	$29,541	$48,089	$29,541
Cost of revenue	30,686	13,723	28,219	12,572
Gross margin	36%	54%	41%	57%
Research and development	17,115	16,992	13,351	14,542
Selling, general and administrative	36,755	33,767	26,732	28,442
Adjusted EBITDA	N / A	N / A	$(20,213)	$(26,015)

Non-operating expense, net	(944)	(1,749)	(944)	(1,749)
Net loss	$(37,411)	$(36,690)	$(21,157)	$(27,764)

	Nine Months Ended September 30,
	GAAP		Non-GAAP
	2023	2022	2023	2022
Revenue	$128,051	$92,840	$128,051	$92,840
Cost of revenue	83,314	44,353	75,939	41,117
Gross margin	35%	52%	41%	56%
Research and development	51,447	51,755	40,434	43,972
Selling, general and administrative	113,197	106,234	85,754	88,063
Adjusted EBITDA	N / A	N / A	$(74,076)	$(80,312)

Non-operating expense, net	(2,410)	(5,927)	(2,410)	(5,927)
Net loss	$(122,317)	$(115,429)	$(76,486)	$(86,239)
Supplemental Information
As a supplement to the table above, we have posted to the investor relations section of our website, at https://investors.nanostring.com/financials/quarterly-results/default.aspx, supplemental financial data that include our adjusted financial measures as compared to the nearest comparable GAAP financial measures, for the third quarter of 2023 and the nine months ended September 30, 2023, and for each quarter of and the full year of 2022.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Investors and other interested parties can register for the call in advance by visiting https://conferencingportals.com/event/aLWevwch. Following registration, an email confirmation will be sent including dial-in details and unique conference call codes for entry. Registration is open throughout the call, but to ensure connection for the full call, registration in advance is recommended. The link to the webcast and audio replay will be made available at the Investor Relations website: www.nanostring.com. A replay of the call will be available beginning November 6, 2023 at 7:30pm ET through midnight ET on November 13, 2023. To access the replay, dial (800) 770-2030 or (647) 362-9199 and reference Conference ID: 72369. The webcast will also be available on our website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
We believe that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial result as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures, including Adjusted EBITDA, to corresponding GAAP measures is not available without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future, and we are also unable to predict the probable significance of such adjusted guidance measures. Accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for adjusted guidance measures provided in this press release. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.
About NanoString Technologies, Inc.
NanoString Technologies, a leader in spatial biology, offers an ecosystem of innovative discovery and translational research solutions, empowering our customers to map the universe of biology. The GeoMx® Digital Spatial Profiler is a flexible and consistent solution combining the power of whole tissue imaging with gene expression and protein data for spatial whole transcriptomics and proteomics. The CosMx™ Spatial Molecular Imager is a single-cell imaging platform powered by spatial multiomics enabling researchers to map single cells in their native environments to extract deep biological insights and novel discoveries from one experiment. The AtoMx™ Spatial Informatics Platform is a cloud-based informatics solution with advanced analytics and global collaboration capabilities, enabling powerful spatial biology insights anytime, anywhere. At the foundation of our research tools is our nCounter® Analysis System, which offers a secure way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. For more information, visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, future revenue growth, future operating results, future cash flows, the impact of new and potential products and technology, the growth trajectory of our nCounter, GeoMx, and CosMx offerings, the impact of our convertible note exchange transaction on our financial condition, and spatial biology franchises, our estimated 2023 operating results and our anticipated GAAP and non-GAAP operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the extent and duration of adverse conditions in the general domestic and global economic markets; the effects of ongoing litigation; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, CosMx, AtoMx and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Instruments	$23,608	$8,023	$52,607	$26,664
Consumables	18,297	16,582	59,330	51,897
Services and other	6,184	4,936	16,114	14,279
Total revenue	48,089	29,541	128,051	92,840
Costs and expenses:
Cost of revenue	30,686	13,723	83,314	44,353
Research and development	17,115	16,992	51,447	51,755
Selling, general and administrative	36,755	33,767	113,197	106,234
Total costs and expenses (a) (b)	84,556	64,482	247,958	202,342
Loss from operations	(36,467)	(34,941)	(119,907)	(109,502)
Other income (expense):
Interest income	1,355	774	4,167	1,331
Interest expense	(1,897)	(1,887)	(5,677)	(5,650)
Other expense, net	(451)	(579)	(669)	(1,286)
Total other expense, net	(993)	(1,692)	(2,179)	(5,605)
Net loss before provision for income tax	(37,460)	(36,633)	(122,086)	(115,107)
Benefit (provision) for income tax	49	(57)	(231)	(322)
Net loss	$(37,411)	$(36,690)	$(122,317)	$(115,429)
Net loss per share, basic and diluted	$(0.78)	$(0.79)	$(2.58)	$(2.49)
Weighted average shares used in computing basic and diluted net loss per share	47,715	46,529	47,341	46,320

(a) Includes $7.4 million and $5.5 million of stock-based compensation expense for the three-month period ended September 30, 2023, and 2022, respectively, and $23.5 million and $19.6 million for the nine months ended September 30, 2023, and 2022, respectively.

(b) Includes $4.0 million and $1.6 million of depreciation and amortization expense for the three-month period ended September 30, 2023 and 2022, respectively and $11.4 million and $5.2 million for the nine months ended September 30, 2023, and 2022, and respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	September 30,	December 31,
	2023	2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$93,802	$112,250
Restricted cash and equivalents	296	898
Short-term investments	3,299	84,282
Accounts receivable, net	48,352	31,506
Inventory, net	55,159	43,273
Prepaid expenses and other	10,899	14,565
Total current assets	211,807	286,774
Property and equipment, net	44,991	44,457
Operating lease right-of-use assets	14,420	17,581
Other assets	3,495	4,600
Total assets	$274,713	$353,412
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$33,335	$16,619
Accrued liabilities	9,573	7,884
Accrued compensation and other employee benefits	14,545	17,494
Customer deposits	1,653	1,757
Deferred revenue, current portion	12,848	9,588
Operating lease liabilities, current portion	5,578	5,518
Total current liabilities	77,532	58,860
Deferred revenue, net of current portion	5,623	3,754
Long-term debt, net	227,764	226,622
Operating lease liabilities, net of current portion	14,360	18,362
Total liabilities	325,279	307,598
Total stockholders’ equity (deficit)	(50,566)	45,814
Total liabilities and stockholders’ equity (deficit)	$274,713	$353,412

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. A reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, cost of revenue, gross margin, research and development expense and selling, general and administrative expense and net loss. We exclude stock-based compensation expense and depreciation and amortization expense, which are non-cash expenses, from certain of our adjusted financial measures because we believe that excluding such items provides meaningful supplemental information regarding operational performance. We exclude certain expenses related to cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses from certain of our adjusted financial measures because such expenses have no direct correlation to the continuing operation of our business as such expenses are non-recurring or non-operating in nature, and therefore we believe excluding these items provides meaningful supplemental information regarding operational performance.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for stock-based compensation expense, depreciation and amortization, net interest expense, net other expense, provision for income tax and other special items as determined by management, including certain expenses related to cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses.

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss - GAAP	$(37,411)	$(36,690)	$(122,317)	$(115,429)
Stock-based compensation	7,440	5,519	23,502	19,644
Depreciation and amortization	3,992	1,647	11,434	5,151
Interest expense, net	542	1,113	1,510	4,319
Other expense, net	451	579	669	1,286
Benefit (provision) for income tax	(49)	57	231	322
Other business development expense	—	—	—	393
Litigation expense	4,669	1,604	10,436	3,534
Cloud computing arrangement implementation expense	153	156	459	468
Adjusted EBITDA - non-GAAP	(20,213)	(26,015)	(74,076)	(80,312)
Non-operating expense, net	(944)	(1,749)	(2,410)	(5,927)
Net loss - non-GAAP	$(21,157)	$(27,764)	$(76,486)	$(86,239)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP Cost of revenue	$30,686	$13,723	$83,314	$44,353
Stock-based compensation	(831)	(740)	(2,444)	(2,015)
Depreciation and amortization	(1,636)	(411)	(4,931)	(1,221)
Non-GAAP Cost of revenue	$28,219	$12,572	$75,939	$41,117

GAAP Gross margin	36%	54%	35%	52%
Non-GAAP Gross margin	41%	57%	41%	56%

GAAP Research and development	$17,115	$16,992	$51,447	$51,755
Stock-based compensation	(2,044)	(1,743)	(6,133)	(5,304)
Depreciation and amortization	(1,720)	(707)	(4,880)	(2,479)
Non-GAAP Research and development	$13,351	$14,542	$40,434	$43,972

GAAP Selling, general and administrative	$36,755	$33,767	$113,197	$106,234
Stock-based compensation	(4,565)	(3,036)	(14,925)	(12,325)
Depreciation and amortization	(636)	(529)	(1,623)	(1,451)
Other business development activities	—	—	—	(393)
Litigation expense	(4,669)	(1,604)	(10,436)	(3,534)
Cloud computing arrangements implementation expense	(153)	(156)	(459)	(468)
Non-GAAP Selling, general and administrative	$26,732	$28,442	$85,754	$88,063